Exhibit 99.1

News Release

For information contact:
C. Brian Strickland	Lauren Harris
EVP, CFO & Treasurer	Vice President, Marketing & Communications
407.650.1510	407.650.1205

CNL Hotels & Resorts Reports Results for Second Quarter 2006
- Achieves double digit RevPAR growth and 32.5% operating profit margin -

(ORLANDO, Fla.) August 15, 2006 - CNL Hotels & Resorts, Inc., the nation’s second largest hotel real estate investment trust, today announced results for the second quarter ended June 30, 2006. The following results are compared to the second quarter ended June 30, 2005 or year-to-date period ended June 30, 2005, and where applicable, defined terms are included in the Notes to Financial and Portfolio Information section of this news release.

Second Quarter Performance Highlights

▪	Total revenue increased 28.5% to $436.3 million, and 20.1% to $841.1 million year-to-date.
▪
RevPAR for adjusted comparable properties increased 10.5% and RevPAR for comparable properties increased 10.9%. Year-to-date, RevPAR for adjusted comparable properties increased 9.0% and RevPAR for comparable properties increased 10.3%.

▪	Hotel and resort operating profit margin for adjusted comparable properties was 32.5%, representing a 1.4 percentage point increase.
▪	Net income increased $5.2 million to $47.0 million year-to-date.
▪	Adjusted EBITDA increased 29.3% to $119.1 million, and 19.9% to $242.9 million year-to-date.
▪	Adjusted FFO per diluted share increased 32.1% to $0.37, and 16.7% to $0.84 year-to-date.

Thomas J. Hutchison III, chief executive officer, stated, “We are aggressively pursuing opportunities to build on our distinctive portfolio of high-end assets and are continuing to deliver consistent operating performance. Employing our disciplined ownership strategy, we maximized inherent growth in the portfolio as evidenced by another strong quarter of RevPAR growth and operating profit margin. We acquired the remaining interests in the JW Marriott Desert Ridge Resort & Spa and the Courtyard San Francisco Downtown - two extraordinary assets with significant revenue growth potential - and capitalized on healthy fundamentals with the sale of two non-core properties. Our management will build on this momentum to further our position as a leading lodging company, continuing to execute a focused business plan, prudent ownership initiatives and superior portfolio performance.”

Operating Performance
RevPAR for the Company’s 90 adjusted comparable properties increased 10.5% to $119.62 in the second quarter compared to the same period in 2005, driven by a 9.1% gain in ADR to $155.19, representing 86.7% of RevPAR growth. This strong rate component of RevPAR growth positively impacted hotel and resort operating profit margin, which increased 140 basis points to 32.5% despite escalating insurance and energy costs. Year-to-date, RevPAR for these adjusted comparable properties increased 9.0% and hotel and resort operating profit margin improved by 0.6 percentage points.

RevPAR for the Company’s 88 comparable properties increased 10.9% to $115.65 in the second quarter compared to the same period in 2005, resulting from a 0.9 percentage point increase in occupancy to 77.0% and a 9.6% gain in ADR to $150.11. For the 88 comparable properties, hotel and resort operating profit margin increased in the second quarter by 1.5 percentage points to 32.5%. For the six months ended June 30, 2006, RevPAR for the Company’s comparable properties increased by 10.3% to $118.62, resulting from a 9.0% gain in ADR to $156.73 and a 1.0 percentage point increase in occupancy to 75.7%. In addition to strong rooms performance, food and beverage revenue for the Company’s 88 comparable properties experienced double-digit growth for the quarter.

“Strong demand growth relative to the muted supply growth continues to lift rates, positively impacting margins and reinforcing our position in the upside of the lodging cycle. Our results benefited by the solid performance this quarter in our relative markets, particularly Dallas, Seattle and Hawaii,” stated John A. Griswold, president and chief operating officer. “Overall, the group booking pace has strengthened and we expect our new ballroom developments at Doral Golf Resort & Spa, JW Marriott Desert Ridge Resort & Spa and The Ritz-Carlton Orlando to further enhance performance once completed.”

Balance Sheet & Financing Activities
During the second quarter, the Company continued to take advantage of favorable capital markets. In April 2006, one of the Company’s consolidated partnerships obtained a new $120 million loan at a fixed rate of 5.47% for five years. The Company used the new loan proceeds to refinance $96.5 million in existing debt, both decreasing the partnership’s cost of capital and providing a return of capital to the Company. In June 2006, the Company increased its senior secured revolving credit facility from $200 million to $240 million.

“We were pleased with our continued ability this past quarter to enhance liquidity, lock in favorable interest rates and extend maturity dates,” stated C. Brian Strickland, executive vice president and chief financial officer.

Acquisitions
On May 19, 2006, the Company acquired the remaining interests in the JW Marriott Desert Ridge Resort & Spa in Phoenix, Arizona. The remaining 56% venture-interests were purchased from Desert Ridge Resort, Ltd. and Marriott Hotel Services, Inc. for an aggregate purchase price of approximately $65 million. The 950-room resort is surrounded by the McDowell Mountains and features nine distinctive dining experiences, a luxurious 28,000-square-foot European spa, magnificent swimming pools, an eight-court tennis pavilion and world-class golf on two 18-hole championship courses. The property features 200,000 square feet of indoor and outdoor meeting space, with an additional 10,000 square feet of meeting space in the early stages of development.

On June 16, 2006, the Company acquired the remaining 51.85% interest in the Courtyard San Francisco Downtown hotel from Marriott International, Inc. for approximately $10 million, representing an implied valuation of approximately $79.5 million for the property. The 405-room hotel includes 31 suites, meeting rooms, two on-site restaurants, a fitness center and indoor pool. The 18-story hotel is conveniently located minutes away from the Moscone Convention Center, AT&T Park, Union Square and the San Francisco Museum of Modern Art.

Dispositions
On April 28, 2006, the Company sold two non-core Wyndham hotels to an affiliate of The Blackstone Group for $42.5 million with an estimated net gain of approximately $5.2 million. Subsequent to the second quarter, on July 17, 2006, the Company entered into an agreement with Hersha Hospitality Trust to sell its 66.7% interest in the partnership that owns the 144-room Hampton Inn Chelsea in New York. The sales price was based on a valuation of $54.0 million for the property, resulting in an estimated net gain of approximately $17 million. The transaction is expected to close in the third quarter of 2006 subject to closing conditions, although there can be no assurance that the sale will be completed.

Capital Projects
Total capital expenditures were approximately $61.4 million as of June 30, 2006, with an additional $100.4 million planned for the remainder of 2006. Notable projects underway at core properties include a spa expansion at Arizona Biltmore Resort & Spa, a new signature pool at La Quinta Resort & Club and ballroom expansions at Doral Golf Resort & Spa, The Ritz-Carlton Orlando and JW Marriott Desert Ridge Resort & Spa.

About CNL Hotels & Resorts, Inc.
CNL Hotels & Resorts, Inc. is a leading real estate investment trust and owner of one of the most distinctive portfolios in the lodging industry. With a focus on luxury and upper-upscale properties, the company currently has approximately $6 billion in total assets with 92 hotels and resorts across North America that operate under premium brands such as The Waldorf=Astoria Collection, Hilton, The Ritz-Carlton, JW Marriott, Marriott and Hyatt. For more information, please visit www.cnlhotels.com.

The Company references non-GAAP financial measures and operating measures within the meaning of the rules of the Securities and Exchange Commission, such as FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, and Adjusted EBITDA; and RevPAR, ADR, occupancy, and hotel and resort operating profit margin. For further information regarding these measures and why the Company believes these non-GAAP financial measures and operating measures are helpful in understanding the Company’s performance, refer to the accompanying “Financial and Portfolio Information” section.

- Attachments to Follow -

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the capital improvements, annual interest savings, momentum from the second quarter, enhancing financial flexibility, future performance, change of management companies, planned use of sales proceeds, future acquisitions and investments, lodging demand and group travel, momentum, enhanced liquidity position, closings of pending transactions, amount of proceeds and gain, and other statements that are not historical facts, and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. CNL Hotels & Resorts, Inc. (the “Company”) can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations and those described in the forward-looking statements include, but are not limited to: change in the management approach of the management companies; the failure or adverse change in the branding strategies of the management companies; changes in the planned use of proceeds; the inability to acquire properties that meet the Company’s investment objectives; changes in market conditions for hotels and resorts; continued ability to finance acquired properties in the asset backed securities markets; changes in interest rates and financial and capital markets; changes in generally accepted accounting principles and tax laws and the application thereof; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; availability of attractive acquisition opportunities; and such other risk factors as may be discussed in our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

CNL Hotels & Resorts, Inc.

Financial and Portfolio Information

INDEX

Page
Financial Information
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Reconciliation of Net Income to Funds from Operations	8
Reconciliation of (Loss) Income from Continuing Operations to EBITDA	8
Reconciliation of Net Income to Adjusted Funds from Operations	9
Reconciliation of (Loss) Income from Continuing Operations to Adjusted	9
EBITDA

Portfolio Information
Property Operating Data	10

Notes to Financial and Portfolio Information	14

CNL Hotels & Resorts, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS -UNAUDITED
(in thousands, except per share data)

	June 30, 2006	December 31, 2005

ASSETS
Hotel and resort properties, net	$5,077,825	$3,960,611
Assets held for sale	—	463,844
Cash and cash equivalents	117,973	83,307
Restricted cash	91,804	113,981
Receivables, less allowance for doubtful accounts of $1,988 and $1,806, respectively	171,841	88,625
Goodwill	510,730	509,174
Intangibles, less accumulated amortization of $22,367 and $17,549, respectively	331,905	336,723
Prepaid expenses and other assets	70,099	103,127
Loan costs, less accumulated amortization of $28,206 and $38,960, respectively	22,552	29,390
	$6,394,729	$5,688,782
LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,595,922	$2,599,454
Liabilities associated with assets held for sale	—	418,957
Accounts payable and accrued expenses	251,207	175,026
Accrued litigation settlement	35,413	34,151
Other liabilities	25,279	25,552
Distributions and losses in excess of investments in unconsolidated entities	408	2,600
Due to related parties	12,306	27,000
Membership deposits	238,282	229,809
Total liabilities	4,158,817	3,512,549
Commitments and contingencies
Minority interests	127,606	114,860
Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 75,000 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 600,000 shares	—	—
Common stock, $.01 par value per share. Authorized 3,000,000 shares; issued 163,004 and 158,417 shares, respectively; outstanding 156,475 and 152,882 shares, respectively	1,566	1,530
Capital in excess of par value	2,814,225	2,743,073
Accumulated distributions in excess of net income	(718,492)	(689,022)
Accumulated other comprehensive income	11,007	5,792
Total stockholders’ equity	2,108,306	2,061,373
	$6,394,729	$5,688,782

CNL Hotels & Resorts, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Room	$242,028	$197,899	$476,196	$403,414
Food and beverage	126,511	89,871	235,015	186,004
Other hotel and resort operating departments	63,858	48,845	123,533	105,535
Rental income from operating leases	2,388	2,576	4,524	4,625
Other income	1,499	335	1,788	586
	436,284	339,526	841,056	700,164
Expenses:
Room	56,212	46,110	106,499	92,496
Food and beverage	79,479	59,068	148,583	121,048
Other hotel and resort operating departments	33,925	29,034	67,133	60,158
Property operations	72,249	58,110	139,573	115,734
Repairs and maintenance	17,692	13,862	32,790	27,062
Hotel and resort management fees	16,512	9,276	30,778	19,786
Sales and marketing	27,356	20,064	49,391	39,903
Credit enhancement funding	—	(731)	—	(731)
General operating and administrative	9,382	7,211	15,577	11,701
State and local taxes	1,961	1,924	4,045	3,951
Asset management fees to related party	7,212	7,352	13,728	14,718
Depreciation and amortization	53,338	44,162	103,519	88,631
	375,318	295,442	711,616	594,457

Operating profit	60,966	44,084	129,440	105,707

Interest income	812	767	2,534	1,283
Interest and loan cost amortization	(57,184)	(48,265)	(106,390)	(92,573)
Loss on termination of hedges	—	(1,344)	—	(1,344)
Advisor acquisition expense	(80,569)	—	(82,854)	—
Transaction costs	(94)	(960)	(190)	(960)
Loss on extinguishment of debt	(183)	—	(29,315)	—

(Loss) income before equity in earnings (losses) of unconsolidated entities, minority interests, and (expense) benefit from income taxes	(76,252)	(5,718)	(86,775)	12,113
Equity in earnings (losses) of unconsolidated entities	1,222	(8,729)	2,468	(9,221)
Minority interests	(2,275)	(2,370)	(5,007)	(4,793)
Loss from continuing operations before (expense) benefit from income taxes	(77,305)	(16,817)	(89,314)	(1,901)
(Expense) benefit from income taxes	(663)	3,256	(259)	2,046
(Loss) income from continuing operations	(77,968)	(13,561)	(89,573)	1,451
Discontinued operations, net of income taxes	5,198	46,435	136,567	41,694
Net (loss) income	$(72,770)	$32,874	$46,994	$41,839
(Loss) earnings per share of common stock
Basic:
Continuing operations	$(0.51)	$(0.08)	$(0.58)	$—
Discontinued operations	0.04	0.30	0.89	0.27
	$(0.47)	$0.22	$0.31	$0.27
Diluted:
Continuing operations	$(0.51)	$(0.08)	$(0.58)	$—
Discontinued operations	0.04	0.30	0.89	0.27
	$(0.47)	$0.22	$0.31	$0.27
Weighted average number of shares of common stock outstanding:
Basic	153,278	152,830	153,083	152,871
Diluted	153,278	152,830	153,084	152,871

The following is a reconciliation of net (loss) income to FFO, as defined in the attached Notes to Financial and Portfolio Information, and FFO per share for the three and six months ended June 30 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Net (loss) income	$(72,770)	$32,874	$46,994	$41,839
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	1,292	3,456	3,430	7,004
Effect of depreciation of real estate assets of minority interests	(2,557)	(3,417)	(5,113)	(6,570)
Depreciation and amortization of real estate assets	51,236	47,454	99,380	98,099
Gain on sale of real estate assets	(4,887)	(49,391)	(138,606)	(49,861)
Advisor acquisition expense	80,569	—	82,854	—
Funds from operations	$52,883	$30,976	$88,939	$90,511
Weighted average shares (basic and diluted)
Basic	153,278	152,830	153,083	152,871
Diluted	153,279	152,830	153,084	152,871
FFO per share (basic and diluted)
Basic	$0.35	$0.20	$0.58	$0.59
Diluted	$0.35	$0.20	$0.58	$0.59

____________________________
(1)
Funds from operations for the three and six months ended June 30, 2006 do not include $3.9 million and $7.4 million, respectively, in net membership cash flows and include $0.2 million and $29.3 million, respectively, of loss on extinguishment of debt and approximately $94,000 and $0.2 million, respectively, of transaction costs.

(2)
Funds from operations for the three and six months ended June 30, 2005 do not include $3.0 million and $6.9 million, respectively, in net membership cash flows and include $1.0 million of transaction costs.

The following is a reconciliation of (loss) income from continuing operations to EBITDA, as defined in the attached Notes to Financial and Portfolio Information, for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
(Loss) income from continuing operations	$(77,968)	$(13,561)	$(89,573)	$145
Adjustments:
Interest and loan cost amortization	57,184	48,265	106,390	92,573
Income tax expense (benefit)	663	(3,256)	259	(2,046)
Depreciation and amortization	53,338	44,162	103,519	88,631
EBITDA	$33,717	$75,610	$120,595	$179,303

_______________________________
(1)
Results of operations for the three and six months ended June 30, 2006 do not include $3.9 million and $7.4 million, respectively, in net membership cash flows and include $0.2 million and $29.3 million, respectively, of loss on extinguishment of debt, approximately $94,000 and $0.2 million, respectively, of transaction costs and $80.6 million and $82.9 million, respectively, of advisor acquisition expense.

(2)
Results of operations for the three and six months ended June 30, 2005 do not include $3.0 million and $6.9 million, respectively, in net membership cash flows and include $1.0 million of transaction costs.

The following is a reconciliation of net (loss) income to Adjusted FFO, as defined in the attached Notes to Financial and Portfolio Information, and Adjusted FFO per share for the three and six months ended June 30 (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net (loss) income	$(72,770)	$32,874	$46,994	$41,839
Adjustments:
Effect of depreciation of real estate assets of unconsolidated entities	1,292	3,456	3,430	7,004
Effect of depreciation of real estate assets of minority interests	(2,557)	(3,417)	(5,113)	(6,570)
Depreciation and amortization of real estate assets	51,236	47,454	99,380	98,099
Gain on sale of real estate assets	(4,887)	(49,391)	(138,606)	(49,861)
Loss on extinguishment of debt (discontinued operations)	—	—	4,296	4,206
Loss on extinguishment of debt (unconsolidated entities)	—	6,901	—	6,901
Gain on hedge termination (discontinued operations)	—	—	(945)	—
Loss on hedge termination	—	1,344	—	1,344
Transaction costs	94	960	190	960
Advisor acquisition expense	80,569	—	82,854	—
Loss on extinguishment of debt	183	—	29,315	—
Net membership cash flows	3,938	3,047	7,409	6,897
Adjusted funds from operations	$57,098	$43,228	$129,204	$110,819
Weighted average shares:
Basic	153,278	152,830	153,083	152,871
Diluted	153,279	152,830	153,084	152,871
Adjusted FFO per share:
Basic	$0.37	$0.28	$0.84	$0.72
Diluted	$0.37	$0.28	$0.84	$0.72

The following is a reconciliation of (loss) income from continuing operations to Adjusted EBITDA, as defined in the attached Notes to Financial and Portfolio Information, for the three and six months ended June 30 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
(Loss) income from continuing operations	$(77,968)	$(13,561)	$(89,573)	$145
Adjustments:
Interest and loan cost amortization	57,184	48,265	106,390	92,573
Income tax expense (benefit)	663	(3,256)	259	(2,046)
Depreciation and amortization	53,338	44,162	103,519	88,631
Minority interest adjustments	2,275	2,370	5,007	4,793
Equity method adjustments	(1,222)	8,729	(2,468)	9,221
Loss on hedge termination	—	1,344	—	1,344
Transaction costs	94	960	190	960
Advisor acquisition expense	80,569	—	82,854	—
Loss on extinguishment of debt	183	—	29,315	—
Net membership cash flows	3,938	3,047	7,409	6,897
Adjusted EBITDA	$119,054	$92,060	$242,902	$202,518

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Comparable Properties
Continuing Operations
For the Three Months Ended June 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	31	76.8%	1.5	$181.60	9.1%	$139.39	11.3%	31.7%	1.5
Upscale	28	79.4	—	114.34	10.7	90.78	10.7	36.3	1.7
Midscale	25	74.5	0.8	91.10	10.1	67.91	11.3	32.8	2.3
Total TRS Consolidated	84	77.0%	1.0	$150.82	9.7%	$116.09	11.2%	32.3%	1.6
Triple Net Lease (2)	4	78.8	(4.3)	131.11	6.9	103.37	1.4	39.3	0.8
Total	88	77.0%	0.9	$150.11	9.6%	$115.65	10.9%	32.5%	1.5

________________________________
(1)
The operating results of JW Marriott Desert Ridge Resort and Courtyard San Francisco are reflected in Consolidated TRS as if they were both consolidated for the entirety of the periods presented. In addition, the operating results for three of the Consolidated TRS properties are now reported in the Hilton format as a result of the change in management and brand to The Waldorf=Astoria Collection, and there may be slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Comparable Properties
Continuing Operations
For the Six Months Ended June 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	31	75.7%	1.1	$192.33	8.5%	$145.65	10.1%	33.1%	0.7
Upscale	28	77.4	0.7	116.02	11.0	89.83	12.0	36.7	2.4
Midscale	25	73.2	1.9	90.11	9.0	65.95	11.9	32.1	2.4
Total TRS Consolidated	84	75.7%	1.1	$157.63	8.9%	$119.29	10.6%	33.4%	1.0
Triple Net Lease (2)	4	75.9	(4.2)	131.96	8.2	100.13	2.5	36.4	0.4
Total	88	75.7%	1.0	$156.73	9.0%	$118.62	10.3%	33.5%	0.9

_______________________________
(1)
The operating results of JW Marriott Desert Ridge Resort and Courtyard San Francisco are reflected in Consolidated TRS as if they were both consolidated for the entirety of the periods presented. In addition, the operating results for three of the Consolidated TRS properties are now reported in the Hilton format as a result of the change in management and brand to The Waldorf=Astoria Collection, and there may be slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Three Months Ended June 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	33	76.8%	1.7	$186.78	8.3%	$143.53	10.7%	31.9%	1.3
Upscale	28	79.4	—	114.34	10.7	90.78	10.7	36.3	1.7
Midscale	25	74.5	0.8	91.10	10.1	67.91	11.3	32.8	2.3
Total TRS Consolidated	86	77.0%	1.2	$156.03	9.1%	$120.17	10.8%	32.4%	1.4
Triple Net Lease (2)	4	78.8	(4.3)	131.11	6.9	103.37	1.4	39.3	0.8
Total	90	77.1%	1.0	$155.19	9.1%	$119.62	10.5%	32.5%	1.4

________________________________
(1)
The operating results of JW Marriott Desert Ridge Resort and Courtyard San Francisco are reflected in Consolidated TRS as if they were both consolidated for the entirety of the periods presented. In addition, the operating results for three of the Consolidated TRS properties are now reported in the Hilton format as a result of the change in management and brand to The Waldorf=Astoria Collection, and there may be slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

PROPERTY OPERATING DATA -UNAUDITED

Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Six Months Ended June 30, 2006

								Hotel & Resort
			Var. (ppt.)		Var. (%)		Var. (%)	Operating Profit	Var. (ppt.)
	Properties	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005	Margin (3)	to 2005
Consolidated TRS (1)
Luxury and Upper Upscale	33	75.2%	0.4	$198.31	7.7%	$149.16	8.3%	33.2%	0.3
Upscale	28	77.4	1.7	116.02	11.0	89.83	12.0	36.7	2.4
Midscale	25	73.2	1.9	90.11	9.0	65.95	11.9	32.1	2.4
Total TRS Consolidated	86	75.4%	0.7	$163.45	8.1%	$123.18	9.2%	33.5%	0.6
Triple Net Lease (2)	4	75.9	(4.2)	131.96	8.2	100.13	2.5	36.4	0.4
Total	90	75.4%	0.6	$162.41	8.1%	$122.42	9.0%	33.5%	0.6

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(1)
The operating results of JW Marriott Desert Ridge Resort and Courtyard San Francisco are reflected in Consolidated TRS as if they were both consolidated for the entirety of the periods presented. In addition, the operating results for three of the Consolidated TRS properties are now reported in the Hilton format as a result of the change in management and brand to The Waldorf=Astoria Collection, and there may be slight variances in reporting formats.

(2)
The Company’s operating results include only rental revenues received from third-party lessees of these properties, as the Company does not directly participate in their hotel operating revenues and expenses.

(3)
Hotel and resort operating profit margin is calculated as hotel and resort operating profit (before incentive management fees and unallocated hotel and resort expenses) divided by total hotel and resort revenues.

CNL Hotels & Resorts, Inc. and Subsidiaries

NOTES TO FINANCIAL AND PORTFOLIO INFORMATION

Non-GAAP Financial Measures and Operating Measures
Included in this news release are certain non-GAAP financial measures which are not calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), and operating measures, within the meaning of applicable Securities and Exchange Commission rules. The non-GAAP financial measures include FFO, FFO per share, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA. The operating measures include RevPAR, ADR, occupancy, and hotel and resort operating profit margin. The following discussion defines these terms and why the Company feels they are helpful in understanding performance.

Funds From Operations
The Company considers Funds From Operations (“FFO”) (and FFO per basic and diluted share) to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, except for the add back of the advisor acquisition expense of $80.0 million and $82.3 million during the three and six months ended June 30, 2006 respectively, which defines FFO as net income or loss determined in accordance with GAAP, excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to unconsolidated partnerships and joint ventures.

In calculating FFO, net income is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. The Company believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. The Company also believes FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably over time. In addition, the Company believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company’s operating performance. FFO, as presented, may not be comparable to similarly titled measures reported by other equity REITs. Accordingly, the Company believes that in order to facilitate a clear understanding of its consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Adjusted FFO
The Company defines Adjusted FFO as FFO (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted FFO is useful to the Company and to its investors as a supplemental measure in evaluating our financial performance because it helps evaluate the ongoing performance of its properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted FFO should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted FFO differently than the Company does and, accordingly, the Company’s calculation of Adjusted FFO may not be comparable to such other companies’ Adjusted FFO measures. When calculating Adjusted FFO, the Company also adjusted FFO for the following items, which may occur in any period:

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪
Loss on extinguishment of debt of discontinued operations - The Company excludes the effects of loss on extinguishment of debt of its discontinued operations because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or the ongoing performance of its consolidated and unconsolidated properties.

▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in FFO is not consistent with reflecting the Company’s ongoing capital structure or its ongoing performance of its properties.

▪
Gain on the sale of real estate assets - The Company excludes the effect of the gain on the sale of real estate assets because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪
Gain (loss) on hedge termination - The Company excludes the gain/(loss) on hedge terminations because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

▪	Transaction costs - The Company excludes transaction costs because it believes that including it is not consistent with reflecting the ongoing performance of its properties.
▪	Advisor acquisition expense - The Company excludes transaction costs because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

EBITDA
Earnings before interest expense, income taxes, depreciation and amortization, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, including loan cost amortization; (ii) income tax benefit or expense; and (iii) depreciation and amortization. The Company believes EBITDA is useful to the Company and to an investor as a supplemental corporate level measure in evaluating the Company’s financial performance because EBITDA excludes certain items that the Company believes may not be indicative of its corporate operating performance. By excluding interest expense, EBITDA measures the Company’s financial performance regardless of how it finances its operations and its capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, the Company and its investors can more accurately assess the financial performance of the Company’s portfolio. The Company’s management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. In addition, it believes EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and depreciation and amortization, and is not adjusted for capital expenditures or other recurring cash requirements of our business, it does not reflect the amount of capital needed to maintain its properties nor does it reflect trends in interest costs due to interest rate changes or increased borrowings. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other equity REITs may calculate EBITDA differently than does the Company and, accordingly, its calculation of EBITDA may not be comparable to such other REITs’ EBITDA.
Adjusted EBITDA
The Company defines Adjusted EBITDA as EBITDA (defined from above) plus adjustments to include or exclude certain additional recurring and non-recurring items which are described below. The Company believes Adjusted EBITDA is useful to the Company and to its investors as a supplemental measure in evaluating its financial performance because it helps evaluate the ongoing performance of the Company’s properties and facilitates comparisons between the Company and other lodging REITs and non-REIT lodging companies. Adjusted EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP) as a measure of the Company’s operating performance. Other REITs and lodging companies may calculate Adjusted EBITDA differently than the Company does and, accordingly, its calculation of Adjusted EBITDA may not be comparable to such other companies’ Adjusted EBITDA measures. When calculating Adjusted EBITDA, the Company also adjusted EBITDA for the following items, which may occur in any period:
▪
Loss on extinguishment of debt - The Company excludes the effects of loss on extinguishment of debt because it believes that including them in EBITDA is not consistent with reflecting its ongoing capital structure or the ongoing performance of its properties.

▪
Net membership cash flows - The Company includes net membership cash flows because they significantly contribute to its cash flows from operating activities and are considered an integral part of its ongoing liquidity position.

▪	Transaction costs - The Company excludes transaction costs because it believes that including them in EBITDA is not consistent with reflecting the ongoing performance of its properties.
▪
Minority interest adjustments - The Company excludes the minority interest in the income or loss of its consolidated partnerships as presented in its unaudited condensed consolidated statement of operations because the Company believes that including these amounts in EBITDA does not reflect the effect of the minority interest position on its performance since these amounts include its minority partners’ pro-rata portion of depreciation, amortization and interest expense.

▪
Equity method adjustments - The Company excludes the effect of equity in earnings (losses) from unconsolidated entities as presented in its unaudited condensed consolidated statements of operations because its interest in the earnings (losses) of these entities does not reflect the impact of its minority interest position on the Company’s performance and these amounts include its pro-rata portion of depreciation, amortization and interest expense.

▪	Advisor acquisition expense - The Company excludes transaction costs because it believes that including it is not consistent with reflecting the ongoing performance of its properties.

Limitations on the Use of Non-GAAP Financial Measures
FFO, FFO per share, Adjusted FFO, Adjusted FFO per diluted share, EBITDA, and Adjusted EBITDA (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike these measures, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of operating performance. These measures, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of our consolidated historical operating results, these measures should be considered only as supplemental information and only in conjunction with its net income as reported in the accompanying unaudited consolidated financial statements and notes thereto.

Property Operating Data
The Company’s results of operations are highly dependent upon the operations of its hotel and resort properties. To evaluate the financial condition and operating performance of the Company’s properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”), occupancy, and hotel and resort operating profit margin. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. The Company defines RevPAR as (i) the average daily room rate, or ADR, charged, multiplied by (ii) the average daily occupancy achieved. The Company defines ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. The Company defines occupancy by dividing the total number of rooms occupied by the hotel and resort guests on a paid basis during the applicable period by the total number of available rooms at the property. The Company defines hotel and resort operating profit margin as operating profit at the hotel and resort level, excluding unallocated expenses and certain other expenses which are not captured at the property level, divided by total hotel and resort operating revenues. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, the Company considers this measure to be the leading indicator of core revenues for many hotels and resorts. The Company closely monitors what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on the Company’s profitability. The data available to make comparisons is limited by the amount, timing and extent of recent acquisitions made by the Company. The Company uses hotel and resort operating profit margins to evaluate how efficiently expenses are managed at a property in relation to total revenue generated. The Company’s management uses hotel and resort operating profit and the resulting operating profit margin as one measure in determining the value of acquisitions and dispositions and believes this operating measure is used by securities analysts, investors, and other interested parties in the evaluation of equity REITs or other companies in the lodging industry. Hotel and resort operating profit margin should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of the Company’s operating performance. Other companies in the lodging industry may calculate hotel and resort operating profit margin differently than does the Company and, accordingly, its calculation of hotel and resort operating profit margin may not be comparable to such other companies.

Comparable Properties
The Company defines “comparable properties” as properties owned at the beginning of and during the entirety of both periods being compared. The Company considers 88 properties for the three and six months ended June 30, 2006 to be “comparable properties.”

Adjusted Comparable Properties
The Company defines “adjusted comparable properties” as properties owned as of the last day of the reporting periods, including properties acquired during the period (for which historical data is available) as if the Company owned the properties since the beginning of the period and excluding properties that were opened during the reporting periods being compared, changed reporting periods during the periods being compared, or are located outside of the United States. For the three and six months ended June 30, 2006, the Company considers 90 properties to be “adjusted comparable properties.”

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